UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 6, 2017

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141884	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900 Houston TX	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2017, PROS Holdings, Inc. (the “Company”) announced that Thomas F. Dziersk agreed to join the Company effective October 9, 2017 as its Executive Vice President, Worldwide Sales, a newly created position at the Company.

Prior to joining the Company, Mr. Dziersk, 54, was with Nice, Inc., a provider of software solutions specializing in telephone voice recording, data security and surveillance, where he served as President of NICE Americas from April 2014 to January 2017. Prior to Nice, Mr. Dziersk served in senior executive leadership roles with JDA Software Group, Inc. from 2006 to 2013. Mr. Dziersk holds a B.A. in Economics from the University of Michigan.

There are no family relationships between Mr. Dziersk and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Dziersk or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

On October 6, 2017, the Company, through its wholly owned subsidiary, PROS, Inc., entered into an offer letter (the “Offer Letter”) with Mr. Dziersk. The terms of the Offer Letter will become effective through an employment agreement to be entered into by PROS, Inc., the Company and Mr. Dziersk upon the commencement of his employment. Pursuant to the Offer Letter, Mr. Dziersk will be entitled to an annual base salary of $375,000 and is eligible for an annual bonus of $375,000 upon achievement of targets specified by the Company’s Chief Executive Officer. Mr. Dziersk will also receive a one-time signing bonus of $100,000. Mr. Dziersk will also receive $1,440,000 in restricted stock units and $960,000 in market stock units based on the Company's total stockholder return in relation to the Russell 2000 Index over a three-year period. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Offer Letter by and between PROS, Inc, and Thomas Dziersk, dated as of October 6, 2017.
99.1	Press release of PROS Holdings, Inc. dated as of October 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

Date: October 6, 2017
/s/ Damian Olthoff
Damian Olthoff
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter by and between PROS, Inc, and Thomas Dziersk, dated as of October 6, 2017.
99.1	Press release of PROS Holdings, Inc. dated as of October 6, 2017.